As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-2665054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA 95110
(408) 944-4000

Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James J. Lerner
President and Chief Executive Officer
224 Airport Parkway, Suite 550
San Jose, CA 95110
(408) 944-4000

Name, address, including zip code, and telephone number, including area code, of agent for service

Copies to:

Regan MacPherson	James J. Masetti
Chief Legal and Compliance Officer	Davina K. Kaile
Quantum Corporation	Pillsbury Winthrop Shaw Pittman LLP
224 Airport Parkway, Suite 550	2550 Hanover Street
San Jose, CA 95110	Palo Alto, CA 94304
(408) 944-4000	(650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value of $0.01 per share (2)	361,010	$7.22	$2,606,492	$284

1.This registration statement registers the sale by holders of up to 361,010 shares of common stock, par value $0.01 per share. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

2.Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq Capital Market on January 29, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Subject to Completion, Dated February 1, 2021)
PROSPECTUS
361,010 shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 361,010 shares of our common stock, pursuant to the methods described under “Plan of Distribution” starting on page 7 of this prospectus.

The selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section “Plan of Distribution” for more information.

This prospectus describes the general manner in which shares of common stock may be offered and sold by the selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.” The closing price of our common stock on January 29, 2021 was $7.13 per share.

See "Risk Factors" on page 1 of this prospectus in documents we incorporate by reference into this prospectus and included in or incorporated by reference into the accompanying prospectus supplement, to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 1, 2021.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus, and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again. You should read this prospectus and the related exhibits filed with the SEC, and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation by Reference,” before making your investment decision.

All references in this prospectus to “Quantum,” the “Company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including “Risk Factors,” before deciding to invest in our common stock.

Quantum Corporation

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Corporate Information

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is https://www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

The Offering

Common stock offered	361,010 shares of common stock are being offered by this prospectus. All of the shares offered by this prospectus are being sold by the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 2, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “QMCO.” On January 29, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.13 per share.

RISK FACTORS

Investing in our securities involves risks. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Before deciding to invest in our securities, you should carefully consider the specific risk factors described under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding COVID-19's anticipated impacts on our business, our future operating results and financial position, our business strategy and plans, our market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the documents referenced under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, any future events and trends we discuss may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of the document containing the forward-looking statement or to conform these statements to actual results or revised expectations. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

All of the shares of common stock offered by this Prospectus are being offered by the selling stockholders. For information about the selling stockholders, see “Selling Stockholders.” We will not receive any proceeds from the resale of any shares of common stock offered by this prospectus by the selling stockholders.

SELLING STOCKHOLDERS

On December 12, 2020, we entered into a Stock Purchase Agreement (“SPA”) to acquire Square Box Systems Limited ("Square Box"), a company incorporated in England and Wales (the “Acquisition”). In partial consideration for the purchase, we have issued 361,010 shares of our common stock to the former stockholders of Square Box, each of which is a selling stockholder listed in the table below. Pursuant to the Registration Rights Agreement entered into in connection with the SPA, we have agreed to use commercially reasonable efforts to register the common stock issued to the selling stockholders in connection with the Acquisition. The shares of common stock issued to the selling stockholder in connection with the Acquisition were issued in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D.

We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. Because the number of shares the selling stockholders may offer and sell is not presently known, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by each selling stockholder after completion of this offering. This table, however, presents the maximum number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by each selling stockholder.

Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

The following table sets forth the selling stockholder’s beneficial ownership of our common stock as of the date of this prospectus. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Percentages in the table below are based on 40,869,377 shares of our common stock outstanding as of December 12, 2020.

	Shares of common stock owned prior to this offering		Maximum number of shares of common stock that may be sold in this offering		Shares of common stock owned following this offering
Name of selling stockholder	No.	%	No.	%	No.	%
Rolf Howarth	273,998	*	273,998	*	—	—%
Dave Clack	46,283	*	46,283	*	—	—%
George Vaudin	22,216	*	22,216	*	—	—%
Neil Bundle	11,108	*	11,108	*	—	—%
Hannah Timms	3,703	*	3,703	*	—	—%
Martin Howarth-Moore	1,851	*	1,851	*	—	—%
Paul Douglas	1,851	*	1,851	*	—	—%
Total	361,010	*	361,010	*	—	—%

* Less than 1%

To our knowledge, except as may be disclosed in a prospectus supplement, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that the selling stockholders became employees of Quantum after Square Box was acquired by us.

PLAN OF DISTRIBUTION

This prospectus relates to the sale by the selling stockholders of up to 361,010 shares of common stock from time to time. The selling stockholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The selling stockholders may use any one or more of the following methods when selling securities:

•underwritten transactions;

•privately negotiated transactions;

•sales through the Nasdaq or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•sales in the over-the-counter market;

•ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share;

•a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•exchange distributions and/or secondary distributions;

•short sales and delivery of shares of common stock to close out short positions;

•sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

•If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•the terms of the offering;

•the names of any underwriters of agents;

•the names of any managing underwriter or underwriters;

•the name or names of any selling stockholders;

•the purchase price of the shares of common stock;

•the net proceeds from the sale of the shares of common stock;

•any delayed delivery arrangements;

•any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;

•any initial price to the public;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such member, partner or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from the selling stockholders. We will provide information regarding any such option to purchase additional shares of common stock from the selling stockholders in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling stockholders, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

The selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

The selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling stockholders, on one hand, and the underwriters or agents, on the other. If the selling stockholders engage in at-the-market sales pursuant to any such agreement, the selling stockholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling stockholders, to indemnification by the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses. In no event will the total amount of compensation paid to the agents, underwriters and dealers upon completion of any offering exceed 8.0% of the gross proceeds of such offering.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock and preferred stock. This description is only a summary. Our amended and restated certificate of incorporation, as amended, or the Certificate of Incorporation, and our amended and restated bylaws, as amended, or the Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read the Certificate of Incorporation and the Bylaws for additional information before you invest in any of our securities. See “Where You Can Find More Information.”

Common Stock

Our Certificate of Incorporation provides that we may issue up to 125,000,000 shares of common stock, par value of $0.01 per share. As of December 12, 2020, 40,869,377 shares of our common stock were outstanding. Each holder of our common stock is entitled to one vote per share, except in the case of election of our directors. At all elections of our directors, each holder of stock or any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder sees fit. Our Board of Directors, subject to any restrictions contained in the Delaware General Corporation Law, or the DGCL, our Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Company and any qualifications or restrictions on our common stock created thereby, may declare and pay dividends upon the shares of our common stock. Our directors may set apart out of any of our available funds for dividends a reserve or reserves for any proper purpose and may abolish such reserve. We do not currently pay dividends on our common stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may designate and issue in the future. In the event of our liquidation, dissolution or winding, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Preferred Stock

Under the Certificate of Incorporation, without further stockholder action, our board of directors is authorized to issue from time to time up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

Series B Junior Participating Preferred Stock

Under the Certificate of Incorporation, 1,000,000 shares of preferred stock are designated Series B Junior Participating Preferred Stock. Subject to the prior and superior right of holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive when, as and if declared by the Company’s board of directors, accruing quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Payment Date after the first issuance of the Series B Junior Participating Preferred Stock. The amount of such payment will be equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions. Our board of directors is required to declare a dividend payment on the Series B Junior Participating Preferred Stock immediately after it declares a dividend or distribution on our common stock.

Each share of Series B Junior Participating Preferred Stock is entitled to 1,000 votes on all matters upon which holders of our common stock are entitled to vote but otherwise have the same general voting rights as our common stock. Upon our liquidation, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed to holders of Common Stock plus any accrued and unpaid dividends. Upon a consolidation, merger or similar transaction we are involved in, Series B Junior Participating Junior Preferred Stock will receive an amount per share equal to 1,000 times the aggregate amount of consideration for which each share of Common Stock received in such transaction.

As of December 31, 2020, there were no shares of preferred stock, including Series B Junior Participating Preferred Stock, outstanding.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

Certain provisions of the DGCL, the Certificate of Incorporation and the Bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring us. These provisions, which are summarized below, may have the effect of discouraging takeover bids, coercive or otherwise. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of the board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

The Bylaws provide that stockholders may not take action by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. The Certificate of Incorporation and Bylaws further provide that special meetings of stockholders may be called only by our board of directors, the chairperson of the board of directors, if there be one, or the president, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

The Bylaws provide advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware anti-takeover statute

We are a Delaware corporation and subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner described below.

Section 203 restrictions do not apply if: (i) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained the status as “interested”; (ii) upon consummation of the transaction that resulted in the stockholder obtaining the status, the stockholder owned at least 85% of the shares of stock entitled to vote in the election of directors, or the Voting Stock, excluding those shares owned by our directors who are also our officers, and held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or (iii) on or after the date the interested stockholder obtained its status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock that is not owned by the interested stockholder. Generally, an

“interested stockholder” is a person who, together with its affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s Voting Stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “QMCO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent's address is 462 South 4th Street, Suite 1600, Louisville, KY, 40202.

LEGAL MATTERS

The validity of the securities being offered under this prospectus has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of our internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can access this information through our website at www.investors.quantum.com. The SEC maintains a website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference into this prospectus the documents and information listed below:

•our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 24, 2020;

•our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 5, 2020, September 30, 2020, filed with the SEC on October 28, 2020; and December 31, 2020, filed with the SEC on January 27, 2021;

•our Current Reports on Form 8-K filed with the SEC on April 6, 2020 (with respect to Item 1.01 only), April 16, 2020, May 18, 2020, May 19, 2020, June 1, 2020, June 17, 2020, August 20, 2020, October 14, 2020; November 25, 2020, and December 14, 2020;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 2, 2020; and

•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$284
Transfer Agent and Registrar, Trustee and Depositary fees	—	*
Legal fees and expenses	20,000	*
Accounting fees and expenses	2,500	*
Miscellaneous	—	*
Total	$22,784

* Estimated as permitted under Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Quantum Corporation (“Quantum”) was incorporated in Delaware, and sections 102(b)(7) and 145 of the Delaware General Corporation Law (“DGCL”) authorize companies to (i) eliminate the personal liability of a director for violations of his or her fiduciary duty and (ii) indemnify their directors and officers against expenses (including attorneys’ fees), judgments, fines, and settlement payments, respectively and, in each case, under certain circumstances and subject to certain limitations. Quantum's amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended (our “Bylaws”), provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Bylaws require us, to the fullest extent permitted by the DGCL, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Our Bylaws also provide that we may, to the fullest extent provided by law, indemnify any person against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. We are required to advance expenses incurred by our directors, officers, employees, and agents in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by our Bylaws are not exclusive.

Pursuant to an indemnification agreement entered into between Quantum and each of its current directors and executive officers, Quantum is required to indemnify, to the fullest extent not prohibited by Quantum’s Bylaws and the DGCL, a director or executive officer for all expenses and other liabilities in connection with a proceeding that results from an event related to the director or executive officer’s service to Quantum.

Quantum maintains directors’ and officers’ liability insurance for its directors and officers.

Item 16. Exhibits.

The exhibits required to be filed as part of this registration statement are listed below.

Exhibit Number	Exhibit Description
2.1
Stock Purchase Agreement, dated as of December 12, 2021, by and among the Registrant and Square Box Systems Limited (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 14, 2021).

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 16, 2007).
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 5, 2008).
4.3
Registration Rights Agreement, dated December 12, 2020, by and among the Registrant and certain securityholders of Square Box Systems Limited (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 14, 2020).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.2*	Consent of Armanino, LLP
24.1*	Power of Attorney (contained on the signature page hereof)
•Filed herewith.

Item 17. Undertakings.

a.The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”).

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and ((iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act and that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 1, 2021.

Quantum Corporation
(Registrant)

By:    /s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James Lerner and J. Michael Dodson, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James Lerner	President, Chief Executive Officer	February 1, 2021
James Lerner	and Chairman of the Board
(Principal Executive Officer)

/s/ Michael Dodson	Chief Financial Officer	February 1, 2021
Michael Dodson	(Principal Finance Officer)

/s/ Lewis Moorehead	Chief Accounting Officer	February 1, 2021
Lewis Moorehead	(Principal Accounting Officer)

/s/ Raghavendra Rau	Director	February 1, 2021
Raghavendra Rau

/s/ Marc E. Rothman	Director	February 1, 2021
Marc E. Rothman

/s/ John A. Fichthorn	Director	February 1, 2021
John A. Fichthorn

/s/ Rebecca J. Jacoby	Director	February 1, 2021
Rebecca J. Jacoby